NEUBERGER BERMAN EQUITY FUNDS
                            ADMINISTRATION AGREEMENT

                                   SCHEDULE A


         The Series of Neuberger Berman Equity Funds currently subject to this Agreement are as follows:


                                                           Date Made A Party
                                                           -----------------
        Series                                             To Agreement
        ------                                             ------------

Neuberger Berman Focus Fund                                August 2, 1993
Neuberger Berman Genesis Fund                              August 2, 1993
Neuberger Berman Guardian Fund                             August 2, 1993
Neuberger Berman International Fund                        November 1, 1995
Neuberger Berman Manhattan Fund                            August 2, 1993
Neuberger Berman Partners Fund                             August 2, 1993
Neuberger Berman Socially Responsive Fund                  March 16, 1994
Neuberger Berman Millennium  Fund                          October 19, 1998
Neuberger Berman Regency Fund                              April 30, 1999